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                                                                      EXHIBIT 21

                SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
             LIST OF SUBSIDIARIES OF SIMPSON MANUFACTURING CO., INC.
                                AT MARCH 15, 2001




        1.     Simpson Strong-Tie Company Inc., a California corporation

        2.     Simpson Dura-Vent Company, Inc., a California corporation

        3.     Simpson Strong-Tie International, Inc., a California corporation

        4. Simpson Manufacturing International Corporation, a Barbados corporation

        5.     Simpson Strong-Tie Canada, Limited., a Canadian corporation

        6.     Simpson Strong-Tie France, Limited., a French corporation

        7.     Simpson Strong-Tie, S.A., a French corporation

        8.     Simpson Strong-Tie Japan, Inc., a California corporation

        9.     Simpson Strong-Tie Australia, Inc., a California corporation

        10. Simpson Strong-Tie Company Inc. Chile Y Compania Limitada, a Chilean corporation

        11. Simpson Strong-Tie Company Inc. Argentina SRL, an Argentinean corporation

        12.    Simpson Manufacturing Co., Inc., a Delaware corporation

        13.    Keybuilder.com, LLC, a California limited liability company

        14.    BMF Bygningsbeslag A/S, a Danish corporation

        15.    BMF Holzverbinder GmbH, a German corporation

        16.    BMF Jutor Sp.z.o.o, a Polish corporation